FOR IMMEDIATE RELEASE

CONTACT:	DAVID J. BRYANT
CHIEF FINANCIAL OFFICER
RESOURCE CAPITAL CORP.
712 Fifth Avenue, 12TH Floor
New York, NY 10019
212-506-3870

RESOURCE CAPITAL CORP.
REPORTS RESULTS FOR
THREE MONTHS AND YEAR ENDED DECEMBER 31, 2016

Significant Items and Highlights

•	GAAP net loss allocable to common shares of $(0.31) and $(1.73) per share-diluted and core earnings of $(0.12) and $(0.03) per share-diluted (see Schedule I).

•	Common stock cash dividends of $0.05 and $1.31 per share.

•
In November, the board of directors approved a strategic plan (the "Plan") that allows Resource Capital Corp. ("RSO" or the "Company") to focus on making commercial real estate ("CRE") debt investments. The Plan includes disposing of certain non-CRE assets and businesses and underperforming legacy CRE loans and maintaining a dividend policy based on sustainable earnings. Legacy CRE loans are loans underwritten prior to 2010. As part of the Plan, certain non-CRE assets and underperforming legacy CRE loans were reclassified as held for sale during the fourth quarter of 2016.

•
GAAP net loss for the three months ended December 31, 2016 includes impairments of $12.2 million attributable to the reclassification of assets to held for sale, comprised of provisions for loan losses of $7.7 million on two legacy CRE loans and fair value adjustments of $4.5 million on business segments classified as discontinued operations. Additionally, GAAP net loss for the three months ended December 31, 2016 includes an unrealized loss of $2.6 million on a previously impaired middle market loan, a specific provision for loan loss of $2.5 million on one CRE whole loan, a $1.4 million write-down of RSO's deferred tax asset and a gain of $2.8 million on the liquidation of our last remaining legacy CRE securitization, resulting in a net impairment charge for the fourth quarter of 2016 of $15.9 million.

•
Since September 30, 2016 and through February 28, 2017, RSO has monetized $78.4 million of the investments that were included in the Plan and it expects to continue this disposition process during the remainder of 2017.

New York, N.Y., March 13, 2017 - Resource Capital Corp. (NYSE: RSO) reported results for the three months and year ended December 31, 2016.

Fourth Quarter 2016 Results

•
GAAP net loss allocable to common shares for the three months and year ended December 31, 2016 was $9.5 million, or $(0.31) per share-diluted, and $53.0 million, or $(1.73) per share-diluted, respectively, as compared to GAAP net income allocable to common shares for the three months ended December 31, 2015 of $949,000, or $0.03 per share-diluted, and GAAP net loss allocable to common shares for the year ended December 31, 2015 of $13.9 million, or $(0.43) per share-diluted.

•
RSO reported core earnings for the three months and year ended December 31, 2016 of $(3.7) million, or $(0.12) per share-diluted, and $(1.0) million, or $(0.03) per share-diluted, respectively. A reconciliation of GAAP net income (loss) to core earnings is set forth in Schedule I of this release.

Additional Items

•	RSO declared and paid common stock cash dividends of $0.05 per share for the fourth quarter and $1.31 per share for the year ended December 31, 2016.

Commercial Real Estate

•	Substantially all of the $1.3 billion CRE loan portfolio comprises floating rate senior whole loans at December 31, 2016.

•	The CRE whole loan portfolio had a weighted average spread of 4.97% and a weighted average London Interbank Offered Rate (“LIBOR”) floor of 0.30% at December 31, 2016.

•
Interest income on whole loans increased by $9.4 million, or 12.32%, to $85.2 million during the year ended December 31, 2016 as compared to $75.8 million during the year ended December 31, 2015. Included in this amount is $355,000 of net interest income earned on legacy CRE loans classified as assets held for sale at December 31, 2016. For comparison purposes, this excludes income in the 2015 period from our legacy CRE collateralized debt obligations ("CDOs") that were deconsolidated in the first quarter of 2016.

•	RSO closed and funded $173.0 million of new whole loans during the 12 months ended December 31, 2016, with a weighted average unlevered yield of 5.95%, including amortization of origination fees.
The following table summarizes RSO's CRE loan activities and fundings of previous commitments, at par, for the three, 12 and 24 months ended December 31, 2016 (in millions, except percentages):

	Three Months Ended	12 Months Ended	24 Months Ended	Weighted Average Spread (1) (2)
	December 31, 2016	December 31, 2016	December 31, 2016
New whole loans funded and originated	$47.1	$173.0	$856.4	5.19%
Unfunded loan commitments	3.5	23.7	84.5
New loans originated	50.6	196.7	940.9
Payoffs (3)	(68.1)	(355.6)	(737.2)
Previous commitments funded	12.9	67.3	114.8
Principal paydowns	(1.0)	(1.0)	(3.1)
Unfunded loan commitments	(3.5)	(23.7)	(84.5)
Loans, net funded/(repaid)	$(9.1)	$(116.3)	$230.9

(1)
Represents the weighted-average rate above one-month LIBOR on loans whose interest rates are based on LIBOR at December 31, 2016. During the year ended December 31, 2016, $173.0 million of loans originated have LIBOR floors, with a weighted average floor of 0.42%.

(2)	Reflects rates on new whole loans funded and originated during the year ended December 31, 2016.

(3)	CRE loan payoffs and extensions resulted in $1.9 million of exit and extension fees during the year ended December 31, 2016.

Legacy CRE CDO Liquidations

•
On April 25, 2016, RSO called and liquidated its investment in Resource Real Estate Funding CDO 2006-1 ("RREF 2006-1"). RSO received the remaining collateral of $65.7 million, at fair value, recognizing a gain of approximately $846,000, in exchange for its remaining interest after repaying CDO debt.

•
On November 25, 2016, RSO called and liquidated its investment in Resource Real Estate Funding CDO 2007-1 ("RREF 2007-1"). RSO received the remaining collateral of $130.9 million, at fair value, recognizing a gain of approximately $2.1 million, in exchange for its remaining interest after repaying the CDO debt. RSO repaid $60.3 million of third-party notes to trigger the liquidation, of which $26.6 million was returned in the form of principal payments, for a net outlay of $33.7 million.

CRE Asset Impairment and Loan Reserves

•	RSO recorded other-than-temporary impairment of $19.9 million during the year ended December 31, 2016 on its interest in RREF 2007-1.

•
Pursuant to the Plan, during the quarter ended December 31, 2016, $158.2 million of legacy CRE loans were reclassified to assets held for sale. As a result, a charge of $15.8 million was taken to write the loans down to fair value, of which $7.7 million relates to the three months ended December 31, 2016. Additionally, RSO recorded a provision for loan loss of $2.5 million on one CRE loan related to a shopping center in Roswell, GA, which was determined based on an appraisal obtained during the quarter.

Commercial Finance and Middle Market Loans

•
During the three months ended December 31, 2016, RSO's middle market syndicated loan portfolio was reclassified to assets held for sale and a loss of $819,000 was taken to reflect the lower of cost or fair market value. As a result of the reclassification, the middle market lending segment was reported as a discontinued operation and excluded from continuing operations for all periods presented. At December 31, 2016, six middle market syndicated loans, with an aggregate carrying value of $38.5 million, were current with respect to contractual payments due. Additionally, during the three months ended December 31, 2016, two of the other middle market syndicated loans paid off at par and one middle market syndicated loan was sold at a slight discount generating total cash proceeds of approximately $15.0 million.

•
On November 14, 2016, Apidos CDO Cinco, LTD was called causing all of the notes payable to be redeemed and substantially all of its assets to be liquidated. RSO received $20.4 million of cash as a result of the liquidation through December 2016. As a result of the repayment of all senior and mezzanine notes of the deal, RSO consolidated Apidos Cinco's remaining assets, at fair value, onto its balance sheet. The assets at liquidation consisted primarily of cash, one structured security and three syndicated corporate loans, which had an aggregate fair value of $2.3 million.

Residential Mortgage Lending
As part of the Plan to exit non-core asset classes, the assets and liabilities of RSO's residential mortgage lending business, Primary Capital Mortgage, LLC ("PCM"), have been reclassified to held for sale and are considered discontinued operations at December 31, 2016. PCM originated $1.8 billion of agency mortgage loans and $127.2 million of jumbo mortgage loans during the year ended December 31, 2016. PCM obtained its New York license to operate during the quarter ended December 31, 2016. PCM also serviced over $3.4 billion of residential mortgage loans at December 31, 2016. In December 2016, PCM sold approximately $14.5 million of its agency servicing asset portfolio. This sale generated cash of $13.2 million, a future cash receivable of $1.5 million (expected to be received in May 2017) and a loss of $600,000 from transaction costs. PCM recognized losses of approximately $5.2 million and $10.2 million for the quarter and year ended December 31, 2016, respectively.
Liquidity
At February 28, 2017, RSO's liquidity is derived from two primary sources:

•	unrestricted cash and cash equivalents of $171.0 million; and

•	capital available for reinvestment in two of RSO's CRE securitizations of $5.0 million, all of which is designated to finance future funding commitments on CRE loans.
RSO also had $94.3 million and $163.3 million available under two term financing facilities to finance originations of CRE loans and $78.4 million available under a term financing facility to finance purchases of CMBS at February 28, 2017.
Common Stock Book Value and Total Stockholders' Equity
At December 31, 2016, RSO’s book value per common share was $14.17, a decrease from $17.63 per common share at December 31, 2015. The decrease in book value during the year was attributable to the following: a net loss of $1.73 per common share; dividends paid of $1.31 per common share; declines of $0.55 per common share resulting from deconsolidation adjustments and $0.23 per common share attributable to the expense associated with the vesting of restricted stock; offset by increases of $0.16 per common share resulting from RSO's share repurchases and $0.20 per common share resulting from marks on available-for-sale securities and interest rate hedges.
Total stockholders’ equity at December 31, 2016, which measures equity before accounting for non-controlling interests, was $704.3 million, of which $270.1 million was attributable to preferred stock. Total stockholders' equity at December 31, 2015 was $818.9 million, of which $274.7 million was attributable to preferred stock.

Capital Transactions
Since the inception of the share repurchase program in August 2015 through December 31, 2016, RSO has repurchased $35.2 million of its common stock (approximately 2.8 million shares), which represents approximately 8.3% of its outstanding common shares, at a weighted average price of $12.60 per share. RSO repurchased 196,000 shares of its Series B Preferred stock, which had an accretive impact to the book value of our common stock of $1.5 million, or $0.05 per share-diluted, during the year ended December 31, 2016.
Investment Portfolio
The following table summarizes the amortized cost and net carrying amount of RSO's investment portfolio at December 31, 2016, classified by asset type (in thousands, except percentages):

At December 31, 2016	Amortized Cost	Net Carrying Amount	Percent of Portfolio	Weighted Average Coupon
Loans Held for Investment:
CRE whole loans (1)	$1,290,107	$1,286,278	69.46%	5.63%

Loans Held for Sale:
Syndicated corporate loans (2)	1,007	1,007	0.05%	5.54%

Investments in Available-for-Sale Securities:
CMBS	98,525	98,087	5.30%	5.38%
RMBS	1,526	1,601	0.09%	5.43%
ABS	21,365	25,280	1.35%	N/A(4)
	121,416	124,968	6.74%
Investment Securities-Trading:
Structured notes	6,242	4,492	0.24%	N/A (4)

Other (non-interest bearing):
Investments in unconsolidated entities	87,919	87,919	4.76%	N/A (4)
Direct financing leases(3)	992	527	0.03%	5.66%
	88,911	88,446	4.79%
Other Assets Held for Sale:
Residential mortgage loans	148,140	148,140	8.00%	3.79%
Middle market loans	52,382	40,443	2.18%	5.87%
CRE legacy loans	158,192	158,178	8.54%	2.90%
	358,714	346,761	18.72%

Total Investment Portfolio	$1,866,397	$1,851,952	100.00%

(1)	Net carrying amount includes an allowance for loan losses of $3.8 million at December 31, 2016.

(2)	The fair value option was elected for syndicated corporate loans held for sale.

(3)	Net carrying amount includes allowance for lease losses of $465,000 at December 31, 2016.

(4)	There is no stated rate associated with these securities.

Supplemental Information
The following schedules of reconciliations or supplemental information at December 31, 2016 are included at the end of this release:

•	Schedule I - Reconciliation of GAAP Net Income (Loss) to Core Earnings;

•	Schedule II - Summary of Securitization Performance Statistics; and

•	Supplemental Information.
About Resource Capital Corp.
RSO is a real estate investment trust that is primarily focused on originating, holding and managing commercial mortgage loans and other commercial real estate-related debt investments. RSO has historically made other commercial finance investments.
RSO is externally managed by Resource Capital Manager, Inc., an indirect wholly-owned subsidiary of Resource America, Inc. In September 2016, Resource America was acquired by C-III Capital Partners LLC, a leading commercial real estate investment management and services company engaged in a broad range of activities.
For more information, please visit RSO's website at www.resourcecapitalcorp.com or contact investor relations at pkamdar@resourcecapitalcorp.com.
Safe Harbor Statement
Statements made in this release may include forward-looking statements, which involve substantial risks and uncertainties. RSO's actual results, performance or achievements could differ materially from those expressed or implied in this release. The risks and uncertainties associated with forward-looking statements contained in this release include those related to:

•	fluctuations in interest rates and related hedging activities;

•	the availability of debt and equity capital to acquire and finance investments;

•	defaults or bankruptcies by borrowers on RSO's loans or on loans underlying its investments;

•	adverse market trends that have affected and may continue to affect the value of real estate and other assets underlying RSO's investments;

•	increases in financing or administrative costs; and

•	general business and economic conditions that have impaired and may continue to impair the credit quality of borrowers and RSO's ability to originate loans.
For further information concerning these and other risks pertaining to the forward-looking statements contained in this release, and to the general risks to which RSO is subject, see Item 1A, "Risk Factors" included in its Annual Report on Form 10-K and the risks expressed in other of its public filings with the Securities and Exchange Commission.
RSO cautions you not to place undue reliance on any forward-looking statements contained in this release, which speak only as of the date of this release. All subsequent written and oral forward-looking statements attributable to RSO or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this release. Except to the extent required by applicable law or regulation, RSO undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.
Furthermore, certain non-GAAP financial measures are discussed in this release. RSO's presentation of this information is not intended to be considered in isolation of or as a substitute for the financial information presented in accordance with GAAP. Reconciliations of these non-GAAP financial measures to the most comparable measures prepared in accordance with GAAP are set forth in Schedule I of this release and can be accessed through RSO's filings with the SEC at www.sec.gov.
The remainder of this release contains RSO's unaudited consolidated balance sheets, unaudited consolidated statements of operations, a reconciliation of GAAP net income (loss) to core earnings, a summary of securitization performance statistics and supplemental information regarding RSO's CRE loan portfolio.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31, 2016	December 31, 2015
	(unaudited)
ASSETS (1)
Cash and cash equivalents	$116,026	$78,756
Restricted cash	3,544	40,635
Interest receivable	6,404	11,494
CRE loans, pledged as collateral and net of allowances of $3.8 million and $43.1 million	1,286,278	1,783,503
Loans held for sale	1,007	1,475
Principal paydowns receivable	19,280	17,941
Investment securities, trading	4,492	25,550
Investment securities available-for-sale, including securities pledged as collateral of $97.5 million and $162.3 million	124,968	208,088
Investments in unconsolidated entities	87,919	50,030
Derivatives, at fair value	647	727
Direct financing leases, net of allowances of $0.5 million and $0.5 million	527	931
Intangible assets	213	5,316
Other assets	14,673	17,562
Deferred tax asset, net	4,255	12,646
Assets held for sale (amount includes $158.2 million of legacy CRE loans held for sale in continuing operations)	383,310	510,908
Total assets	$2,053,543	$2,765,562
LIABILITIES (2)
Accounts payable and other liabilities	$4,480	$3,286
Management fee payable - related party	1,318	1,227
Accrued interest expense	4,979	5,361
Borrowings	1,191,456	1,621,713
Distributions payable	5,560	17,351
Derivatives, at fair value	97	3,458
Liabilities held for sale	142,563	286,406
Total liabilities	1,350,453	1,938,802
EQUITY
Preferred stock, par value $0.001: 10,000,000 shares authorized 8.50% Series A cumulative redeemable preferred shares, liquidation preference $25.00 per share; 1,069,016 and 1,069,016 shares issued and outstanding	1	1
Preferred stock, par value $0.001: 10,000,000 shares authorized 8.25% Series B cumulative redeemable preferred shares, liquidation preference $25.00 per share; 5,544,579 and 5,740,479 shares issued and outstanding	6	6
Preferred stock, par value $0.001: 10,000,000 shares authorized 8.625% Series C cumulative redeemable preferred shares, liquidation preference $25.00 per share; 4,800,000 and 4,800,000 shares issued and outstanding	5	5
Common stock, par value $0.001: 125,000,000 shares authorized; 31,050,020 and 31,562,724 shares issued and outstanding (including 400,050 and 691,369 unvested restricted shares)	31	32
Additional paid-in capital	1,218,352	1,228,346
Accumulated other comprehensive income (loss)	3,081	(2,923)
Distributions in excess of earnings	(517,177)	(406,603)
Total stockholders’ equity	704,299	818,864
Non-controlling interests	(1,209)	7,896
Total equity	703,090	826,760
TOTAL LIABILITIES AND EQUITY	$2,053,543	$2,765,562

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - (Continued)
(in thousands, except share and per share data)

	December 31, 2016	December 31, 2015
	(unaudited)
(1)Assets of consolidated variable interest entities ("VIEs") included in total assets above:
Cash and cash equivalents	$—	$95
Restricted cash	3,308	39,061
Investment securities available-for-sale, pledged as collateral, at fair value	369	66,137
CRE loans, pledged as collateral and net of allowances of $0.8 million and $42.8 million	747,726	1,416,441
Loans held for sale	1,007	1,475
Interest receivable	3,153	6,592
Principal paydowns receivable	5,820	17,800
Other assets	58	1,071
Total assets of consolidated VIEs	$761,441	$1,548,672

(2)Liabilities of consolidated VIEs included in total liabilities above:
Borrowings	$480,103	$1,032,581
Accrued interest expense	519	923
Derivatives, at fair value	—	3,346
Accounts payable and other liabilities	133	(117)
Total liabilities of consolidated VIEs	$480,755	$1,036,733

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(unaudited)		(unaudited)
REVENUES
Interest income:
CRE loans	$20,664	$28,772	$85,229	$99,334
Securities	8,693	3,914	22,384	18,332
Leases	37	306	—	556
Interest income − other	730	1,340	5,005	4,252
Total interest income	30,124	34,332	112,618	122,474
Interest expense	13,346	15,343	53,747	56,530
Net interest income	16,778	18,989	58,871	65,944
Dividend income	19	16	(134)	66
Fee income	1,574	1,468	3,943	4,865
Total revenues	18,371	20,473	62,680	70,875
OPERATING EXPENSES
Management fees − related party	2,802	2,994	12,991	13,306
Equity compensation − related party	(518)	1,387	3,025	2,420
Rental operating	—	—	—	6
Lease operating	4	43	9	57
General and administrative	4,237	4,593	15,197	16,346
Depreciation and amortization	332	2,805	1,566	4,245
Impairment losses	1,173	313	26,470	372
Provision for loan and lease losses	10,126	1,366	17,765	41,088
Total operating expenses	18,156	13,501	77,023	77,840
	215	6,972	(14,343)	(6,965)
OTHER INCOME (EXPENSE)
Equity in earnings of unconsolidated entities	23	686	5,973	2,388
Net realized and unrealized gain (loss) on derivatives and sales of investment securities available-for-sale and loans	2,054	2,106	4,066	18,459
Net realized and unrealized gain (loss) on investment securities, trading	2,312	(2,320)	2,398	(547)
Unrealized gain (loss) and net interest income on linked transactions, net	—	—	—	235
(Loss) on reissuance/gain on extinguishment of debt	—	—	—	(1,403)
Gain on sale of real estate	36	225	64	206
Other income (expense)	—	60	1,500	60
Total other income (expense)	4,425	757	14,001	19,398
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE TAXES	4,640	7,729	(342)	12,433
Income tax (expense) benefit	(1,434)	1,653	(10,992)	(1,354)
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	3,206	9,382	(11,334)	11,079
NET INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX	(6,728)	(2,175)	(19,260)	6,104
NET INCOME (LOSS)	(3,522)	7,207	(30,594)	17,183
Net (income) loss allocated to preferred shares	(6,014)	(6,116)	(24,091)	(24,437)
Carrying value in excess of consideration paid for preferred shares	—	—	1,500	—
Net (income) loss allocable to non-controlling interest, net of taxes	16	(142)	229	(6,628)
NET INCOME (LOSS) ALLOCABLE TO COMMON SHARES	$(9,520)	$949	$(52,956)	$(13,882)

NET INCOME (LOSS) PER COMMON SHARE – BASIC:
CONTINUING OPERATIONS	$(0.09)	$0.10	$(1.10)	$(0.62)
DISCONTINUED OPERATIONS	(0.22)	(0.07)	(0.63)	0.19
TOTAL NET INCOME (LOSS) PER COMMON SHARE - BASIC	$(0.31)	$0.03	$(1.73)	$(0.43)
NET INCOME (LOSS) PER COMMON SHARE – DILUTED:
CONTINUING OPERATIONS	$(0.09)	$0.10	$(1.10)	$(0.62)
DISCONTINUED OPERATIONS	(0.22)	(0.07)	(0.63)	0.19
TOTAL NET INCOME (LOSS) PER COMMON SHARE – DILUTED	$(0.31)	$0.03	$(1.73)	$(0.43)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING − BASIC	30,617,512	31,100,828	30,539,369	32,280,319
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING − DILUTED	30,617,512	31,551,089	30,539,369	32,280,319

SCHEDULE I

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME (LOSS) TO CORE EARNINGS
(in thousands, except per share data)
(unaudited)

Beginning with the three months and year ended December 31, 2016, RSO is now using Core Earnings as a non-GAAP financial measure to evaluate its operating performance. RSO previously used Adjusted Funds from Operations ("AFFO") as a non-GAAP measure of operating performance.
Core Earnings exclude the effects of certain transactions and GAAP adjustments that RSO believes are not necessarily indicative of its current CRE loan portfolio and other CRE related investments and operations. Core Earnings exclude income (loss) from all non-core assets such as Commercial Finance, Middle Market Lending, Residential Mortgage Lending, legacy CRE assets and other non-CRE assets designated as assets held for sale at the initial measurement date.(1)
Core Earnings is defined as GAAP net income (loss) allocable to common shareholders, excluding (i) non-cash equity compensation expense, (ii) incentive fees payable to our external manager, (iii) unrealized gains and losses, (iv) non-cash provisions for loan losses, (v) non-cash impairments on securities, (vi) non-cash amortization of discounts or premiums associated with borrowings, (vii) net income or loss from a limited partnership interest owned at the initial measurement date, (viii) net income or loss from non-core assets,(2) (ix) real estate depreciation and amortization and (x) foreign currency gains or losses. Core Earnings may also be adjusted periodically to exclude certain one-time events pursuant to changes in GAAP and certain non-cash items.
Core Earnings does not represent net income or cash generated from operating activities and should not be considered as an alternative to GAAP net income or as a measure of liquidity under GAAP. RSO's methodology for calculating Core Earnings may differ from methodologies used by other companies to calculate similar supplemental performance measures, and, accordingly, its reported Core Earnings may not be comparable to similar performance measures used by other companies.
The following table provides a reconciliation from GAAP net income (loss) allocable to common shares to Core Earnings for the periods presented (in thousands, except per share data):

	Three Months Ended	Year Ended
	December 31,	December 31,
	2016	2016
Net income (loss) allocable to common shares - GAAP	$(9,520)	$(52,956)
Adjustment for realized (gains) losses on CRE assets	1,145	270
Net income (loss) allocable to common shares - GAAP, adjusted	(8,375)	(52,686)

Reconciling items from continuing operations:
Non-cash equity compensation expense	(518)	3,025
Non-cash provision for CRE loan losses	2,467	10,464
Non-cash amortization of discounts or premiums associated with borrowings	414	1,660
Impairments on securities	(732)	—
Deferred tax asset valuation allowance(4)	1,434	10,373
Net income (loss) from limited partnership interest owned at the initial measurement date(1)	(440)	(1,025)
Net (income) loss from non-core assets(2)	(8,196)	(17,151)

Reconciling items from discontinued operations and CRE assets:
Net interest income on legacy CRE loans held for sale	(355)	(355)
Realized gain on liquidation of CRE securities(3)	(2,084)	(2,084)
Asset impairment (recovery) on CRE securities	(723)	19,930
Fair value adjustments on legacy CRE loans held for sale	7,719	7,719
Net (income) loss from other non-CRE investments held for sale	113	113
(Income) loss from discontinued operations, net of taxes	6,728	19,260
Subtotal before realized (gains) losses on CRE assets	(2,548)	(757)

Adjustment for realized (gains) losses on CRE assets	(1,145)	(270)
Core Earnings allocable to common shares	$(3,693)	$(1,027)
Weighted average common shares – diluted	30,618	30,539

Core Earnings per common share – diluted	$(0.12)	$(0.03)
(1) Initial measurement date is December 31, 2016.
(2) Non-core assets are investments and securities owned by RSO at the initial measurement date in (i) Commercial Finance, (ii) Middle Market Lending, (iii) Residential Mortgage Lending, (iv) legacy CRE loans designated as held for sale and (v) other non-CRE assets included in assets held for sale.
(3) This gain relates wholly to the liquidation of RREF 2007-1.
(4) Upon making the decision to dispose of the non-core asset classes, we re-evaluated our net deferred tax asset, which resulted in a net $10.4 million write down of our valuation allowance in 2016.

We have five operating segments: Commercial Real Estate Debt Investments; Commercial Finance; Middle Market Lending; Residential Mortgage Lending; and Corporate & Other. The Commercial Real Estate Debt Investments operating segment includes our activities and operations related to commercial real estate loans, commercial real estate-related securities and investments in real estate. The Commercial Finance operating segment includes our activities and operations related to syndicated corporate loans, syndicated corporate loan-related securities and direct financing leases. The Middle Market Lending operating segment includes our activities and operations related to the origination and purchase of middle market corporate loans. The Residential Mortgage Lending operating segment includes our activities and operations related to originating and servicing residential mortgage loans and investments in residential mortgage-backed securities. The Corporate & Other segment includes corporate level interest income, interest expense, inter-segment eliminations not allocable to any particular operating segment and general and administrative expense.
As part of our plan to exit non-CRE businesses, the entire Middle Market Lending and substantially all of the Residential Mortgage Lending segments are reported as discontinued operations. The following table presents a reconciliation of GAAP net income (loss) to Core Earnings for the three months ended December 31, 2016 presented by operating segment (in thousands, except per share data):

	Commercial Real Estate Debt Investments	Corporate & Other	Core Subtotal	Commercial Finance	Middle Market Lending	Residential Mortgage Lending	Total
Net income (loss) allocable to common shares - GAAP	$6,693	$(15,660)	$(8,967)	$7,541	$(2,239)	$(5,855)	$(9,520)
Adjustment for realized (gains) losses on CRE assets	1,145	—	1,145	—	—	—	1,145
Net income (loss) allocable to common shares - GAAP, adjusted	7,838	(15,660)	(7,822)	7,541	(2,239)	(5,855)	(8,375)

Reconciling items from continuing operations:
Non-cash equity compensation expense	—	(518)	(518)	—	—	—	(518)
Non-cash provision for CRE loan losses	2,467	—	2,467	—	—	—	2,467
Non-cash amortization of discounts or premiums associated with borrowings	—	414	414	—	—	—	414
Impairments on securities	(732)	—	(732)		—	—	(732)
Deferred tax asset valuation allowance(4)	—	—	—	—	—	1,434	1,434
Net income (loss) from limited partnership interest owned at the initial measurement date(1)	(440)	—	(440)	—	—	—	(440)
Net (income) loss from non-core assets(2)	—	—	—	(8,411)	—	215	(8,196)
Reclassification of allocated expenses to non-CRE activities	—	(587)	(587)	870	—	(283)	—

Reconciling items from discontinued operations and CRE assets:
Net interest income on legacy CRE loans held for sale	(355)	—	(355)	—	—	—	(355)
Realized gain on liquidation of CRE securities(3)	(2,084)	—	(2,084)	—	—	—	(2,084)
Asset impairment (recovery) on CRE securities	(723)	—	(723)	—	—	—	(723)
Fair value adjustments on legacy CRE loans held for sale	7,719	—	7,719	—	—	—	7,719
Net (income) loss from other non-CRE investments held for sale	—	113	113	—	—	—	113
(Income) loss from discontinued operations, net of taxes	—	—	—	—	2,239	4,489	6,728
Subtotal before realized (gains) losses on CRE assets	13,690	(16,238)	(2,548)	—	—	—	(2,548)

Adjustment for realized (gains) losses on CRE assets	(1,145)	—	(1,145)	—	—	—	(1,145)
Core Earnings allocable to common shares	$12,545	$(16,238)	$(3,693)	$—	$—	$—	$(3,693)
Weighted average common shares – diluted	30,618	30,618	30,618	30,618	30,618	30,618	30,618

Core Earnings per common share – diluted	$0.41	$(0.53)	$(0.12)	$—	$—	$—	$(0.12)
(1) Initial measurement date is December 31, 2016.
(2) Non-core assets are investments and securities owned by RSO at the initial measurement date in (i) Commercial Finance, (ii) Middle Market Lending, (iii) Residential Mortgage Lending, (iv) legacy CRE loans designated as held for sale and (v) other non-CRE assets included in assets held for sale.
(3) This gain relates wholly to the liquidation of RREF 2007-1.
(4) Upon making the decision to dispose of the non-core asset classes, we re-evaluated our net deferred tax asset, which resulted in a net $10.4 million write down of our valuation allowance in 2016.

SCHEDULE II

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUMMARY OF SECURITIZATION PERFORMANCE STATISTICS
(in thousands)
(unaudited)

Securitizations - Distributions and Coverage Test Summary
The following table sets forth the distributions made and coverage test summaries for each of RSO's securitizations for the periods presented (in thousands):

Name	Cash Distributions		Overcollateralization Cushion
	Years Ended
	December 31,		At December 31,	At the Initial Measurement Date
	2016	2015	2016 (1)
Apidos Cinco (2)(9)	$22,627	$6,336	N/A	$17,774
RREF 2006-1 (2)(7)	$1,394	$3,451	N/A	$24,941
RREF 2007-1 (2)(8)	$1,890	$6,102	N/A	$26,032
RCC CRE Notes 2013 (10)	$37,759	$9,129	N/A	N/A
RCC 2014-CRE2 (3)	$12,961	$15,826	$61,189	$20,663
RCC 2015-CRE3 (4)	$10,907	$9,186	$33,342	$20,313
RCC 2015-CRE4 (5)	$11,784	$3,291	$32,677	$9,397
Moselle CLO S.A. (6)	$183	$29,099	N/A	N/A

(1)	Overcollateralization cushion represents the amount by which the collateral held by the securitization issuer exceeds the maximum amount required.

(2)	Apidos Cinco CDO, RREF CDO 2006-1 and RREF CDO 2007-1 were deconsolidated as a result of the new consolidation accounting guidance adopted effective January 1, 2016.

(3)
Resource Capital Corp. 2014-CRE2 has no reinvestment period; however, principal repayments, for a period which ended in July 2016, may be designated to purchase loans held outside of the securitization that represent the funded commitments of existing collateral in the securitization that were not funded as of the date the securitization was closed. Additionally, the indenture contains no interest coverage test provisions.

(4)
Resource Capital Corp. 2015-CRE3 closed on February 24, 2015; the first distribution was in March 2015. There is no reinvestment period; however, principal repayments, for a period ending in February 2017, may be designated to purchase loans held outside of the securitization that represent the funded commitments of existing collateral in the securitization that were not funded as of the date the securitization was closed. Additionally, the indenture contains no interest coverage test provisions.

(5)
Resource Capital Corp. 2015-CRE4 closed on August 18, 2015; the first distribution was in September 2015. There is no reinvestment period; however, principal repayments, for a period ending in September 2017, may be designated to purchase loans held outside of the securitization that represent the funded commitments of existing collateral in the securitization that were not funded as of the date the securitization was closed. Additionally, the indenture contains no interest coverage test provisions.

(6)
Moselle CLO S.A. was acquired on February 24, 2014 and the reinvestment period for this securitization expired prior to the acquisition. In the fourth quarter of 2014 the Company began to liquidate Moselle CLO S.A. and by January 2015, all of the assets were sold.

(7)
RREF CDO 2006-1 was liquidated on April 25, 2016 and, as a result, all $65.7 million of the remaining assets, at fair value at the date of liquidation, were returned to RSO in exchange for RSO's preference shares and equity notes in the securitization.

(8)
RREF CDO 2007-1 was liquidated on November 25, 2016 and, as a result, all $130.9 million of the remaining assets, at fair value at the date of liquidation, were returned to RSO in exchange for RSO's preference shares and equity notes in the securitization.

(9)	Apidos Cinco CDO was liquidated on November 14, 2016 and, as a result, $20.4 million in cash was distributed to RSO through December 2016.

(10)
RCC CRE Notes 2013 was liquidated in December 2016 and, as a result, all $13.5 million of the remaining assets were returned to RSO in exchange for RSO's preference share and equity notes in the securitization. RSO also received $33.4 million in principal on its preference share and equity notes.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(in thousands, except percentages)

Loan Investment Statistics

The following table presents information on RSO's allowances for loan losses and its held for sale portfolio for the periods indicated (based on amortized cost):

	December 31,	December 31,
	2016	2015
Allowance for loan losses:	(unaudited)
Specific allowance:
CRE loans	$2,500	$40,274
Syndicated corporate loans	—	1,282
Total specific allowance	2,500	41,556
General allowance:
CRE loans	1,329	1,565
Total general allowance	1,329	1,565
Total allowance for loans	$3,829	$43,121
Allowance as a percentage of total loans	0.3%	2.4%

Loans held for sale:
Syndicated corporate loans	$1,007	1,475
Total loans held for sale (1)	$1,007	$1,475
(1) The fair value option was elected for syndicated corporate loans held for sale.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(unaudited)

The following table presents CRE loan portfolio statistics at December 31, 2016 (based on carrying value):

Security type:
Whole loans(1)	100.0%
Total	100.0%

Collateral type:
Multifamily	46.8%
Office	20.4%
Retail	17.1%
Hotel	15.1%
Industrial	0.6%
Total	100.0%

Collateral location:
Texas	30.7%
Northern California	10.0%
Southern California	9.2%
Georgia	7.3%
Florida	7.3%
Nevada	5.7%
Arizona	4.7%
Colorado	3.5%
North Carolina	2.8%
Pennsylvania	2.8%
Minnesota	2.5%
Maryland	2.4%
Other	11.1%
Total	100.0%
(1) Excludes legacy CRE loans classified as assets held for sale at December 31, 2016.